UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  8  --  Other  Events

Item  8.01  Other  Events.

On December 8, 2008, Pomeroy IT Solutions, Inc. (the “Company”) announced its adoption of a Rule 10b5-1 plan under which the Company may continue to repurchase its shares at times when the Company would not ordinarily be in the market due to the Company’s trading policies or the possession of material non-public information.   In Form 8-K reports made with the United States Securities and Exchange Commission on November 14, 2008, and November 19, 2008, respectively, the Company previously disclosed that its Board of Directors authorized a program to repurchase up to $10 million of its outstanding common stock through open market purchases, block purchases or privately negotiated transactions and that the adoption of a Rule 10b5-1 plan was under consideration.   The timing and extent of the repurchases will depend on market conditions and will remain subject to a variety of factors including price, corporate and regulatory requirements, credit facility limitations, and other market conditions.

The press release announcing the Company’s adoption of a 10b5-1 Plan is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section  9  -  Financial  Statements  and  Exhibits

Item  9.01  Financial  Statements  and  Exhibits.

(d) Exhibits

99.1	Press release dated December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: December 8, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer